Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

Shengfeng Development Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A Ordinary Shares, $0.0001 par value per share	(1)	457(o)		$		$0.0001381	$
Fees to be Paid	Debt	Debt Securities	(2)	457(o)				0.0001381
Fees to be Paid	Other	Warrants to purchase Class A Ordinary Shares	(3)	457(o)				0.0001381
Fees to be Paid	Other	Rights	(4)	457(o)				0.0001381
Fees to be Paid	Other	Units	(5)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(6)	457(o)		$	$500,000,000.00	0.0001381		$69,050.00

Total Offering Amounts:							$500,000,000.00			69,050.00
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$69,050.00

__________________________________________
Offering Note(s)

(1)	Represents securities that may be offered and sold from time to time in one or more offerings by Shengfeng Development Limited.

Such indeterminate number or amount of common stock, preferred stock, debt securities, warrants to purchase any combination of the foregoing securities, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $500,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents securities that may be offered and sold from time to time in one or more offerings by Shengfeng Development Limited.

Such indeterminate number or amount of common stock, preferred stock, debt securities, warrants to purchase any combination of the foregoing securities, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $500,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	Represents securities that may be offered and sold from time to time in one or more offerings by Shengfeng Development Limited.

Such indeterminate number or amount of common stock, preferred stock, debt securities, warrants to purchase any combination of the foregoing securities, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $500,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(4)	Represents securities that may be offered and sold from time to time in one or more offerings by Shengfeng Development Limited.

Such indeterminate number or amount of common stock, preferred stock, debt securities, warrants to purchase any combination of the foregoing securities, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $500,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(5)	Represents securities that may be offered and sold from time to time in one or more offerings by Shengfeng Development Limited.

Such indeterminate number or amount of common stock, preferred stock, debt securities, warrants to purchase any combination of the foregoing securities, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $500,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(6)	Such indeterminate number or amount of common stock, preferred stock, debt securities, warrants to purchase any combination of the foregoing securities, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $500,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities.

The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instructions to the Calculation of Filing Fee Tables and Related Disclosure —1.D. of Form F-3 under the Securities Act.

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).